SUB ITEM 77Q1(a)

         Amendments, dated April 22, 2008 and June 23, 2008, to the Declaration of Trust for MFS Series Trust XIII, are contained in Post-Effective Amendment No. 38 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327, as filed with the Securities and Exchange Commission via EDGAR on June 26, 2008, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.